Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 5, 2020, is entered into by and between TCG BDC, Inc., a Maryland corporation (including its successors, the “Corporation”) and Carlyle Investment Management L.L.C. (the “Holder”).
ARTICLE I
DEFINITIONS
Section 1.1    Definitions.  The following terms shall have the meanings set forth in this Section 1.1:
“Common Stock” shall mean the Corporation’s common stock, par value $0.01 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.
“Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2.1 hereof, (ii) securities registered on Form S-8 or any similar or successor form, (iii) securities registered to effect the acquisition of, or combination with, another Person and (iv) securities in connection with an exchange offer or dividend reinvestment plan.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Person” or “person” means any individual, corporation, partnership, limited liability Corporation, joint venture, association, joint-stock Corporation, trust, unincorporated organization or government or other agency or political subdivision thereof.
“Preferred Stock” shall mean the Corporation’s Convertible Preferred Stock, Series A, par value $0.01 per share, convertible into Common Stock.
“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means the shares of the Corporation’s Common Stock issuable upon conversion of the Preferred Stock by the Holder. As to any particular Registrable Securities, such Common Stock shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such Common Stock shall have become effective under the Securities Act and such Common Stock shall have been disposed of in accordance with such registration statement; (b) such Common Stock shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); or (c) such Common Stock shall have ceased to be outstanding. Registrable Securities shall not include any shares of the Corporation’s Common Stock that have previously been registered for so long as such shares of Common Stock remain subject to a currently effective registration statement (including a Shelf Registration). In addition, such shares of Common Stock shall cease to be Registrable Securities if the market value of such shares is in the aggregate less than $25 million and such shares may be sold without restriction pursuant to Rule 144.
“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

Section 1.2    Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Advice	Section 2.5
Agreement	Introductory Paragraph
Blackout Period	Section 2.1.5
Corporation	Introductory Paragraph
Demand Registration	Section 2.1.1(i)
Demand Request	Section 2.1.1(i)
FINRA Form N-2 Shelf	Section 2.6.1 Section 2.3
Holder	Introductory Paragraph
Inspectors	Section 2.4(xiii)
New York Courts	Section 3.3.2
Piggyback Registration	Section 2.2.1
Required Filing Date	Section 2.1.1(ii)
Shelf Notice Shelf Registration	Section 2.3 Section 2.3
Suspension Notice	Section 2.5
Suspension Period	Section 2.5

Section 1.3    Rules of Construction.  Unless the context otherwise requires

(1)	a term has the meaning assigned to it;

(2)	words in the singular include the plural, and words in the plural include the singular; and

(3)	“herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
REGISTRATION RIGHTS
Section 2.1    Demand Registration.
Section 2.1.1    Request for Registration.
(i)    The Holder shall have the right to require the Corporation to file a registration statement on Form N-2 (or any similar or successor form) under the Securities Act for a public offering of all or part of the Registrable Securities (a “Demand Registration”), by delivering to the Corporation written notice stating that such right is being exercised by the Holder, specifying the number of the Holder’s Registrable Securities to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”). The Holder may exercise its respective rights under this Section 2.1 in the Holder’s sole discretion. The Holder is limited to a maximum of three Demand Requests in any 365-day period.
(ii)    Each Demand Request shall specify the aggregate number of Registrable Securities proposed to be sold. Subject to Section 2.1.5, the Corporation shall use commercially reasonable efforts to file the registration statement in respect of a Demand Registration within 45 days after receiving a Demand Request (the “Required Filing Date”) and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that the Corporation shall not be obligated to file or cause a registration statement with respect to a Demand Registration to be declared effective pursuant to this Section 2.1.1 within 90 days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2;
(iii)    The Corporation shall not be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to Section 2.1.1(ii) unless the Demand Request is for a number of Registrable Securities with a market value that is equal to at least $15 million as of the date of such Demand Request; provided, however, that this Section 2.1.1(iii) shall not apply if the applicable Demand Request is for all of the Registrable Securities as of the date of such Demand Request;
(iv)    The Corporation shall not be obligated to cause to be declared effective pursuant to this Section 2.1.1 more than two registration statements with respect to Demand Registrations; and
(v)    The Holder shall have the right to withdraw a Demand Request at any time prior to the relevant registration statement being filed with the SEC in which event such withdrawn request shall not count as a Demand Request under this Section 2.1.
Section 2.1.2    Priority on Demand Registrations.  The Corporation shall include in a Demand Registration only the Registrable Securities requested by the Holder to be included therein.
Section 2.1.3    Selection of Underwriters.  The Holder (i) may request that the offering of Registrable Securities pursuant to a Demand Registration be in the form of a “firm commitment” underwritten offering and (ii) may, in consultation with the Corporation, select the investment banking firm or firms to manage the underwritten offering. In no event shall the Holder have the right to an underwritten offering with respect to an offering reasonably expected to result in net proceeds to the Holder of less than $25 million.
Section 2.1.4    Representations, Warranties and Indemnification.  The Holder may not participate in any registration pursuant to Section 2.1 unless the Holder (x) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements with respect to such offering and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and delivers all opinions, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that the Holder shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) the Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of all encumbrances, (ii) the Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of the Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among any of the other parties to such underwriting arrangements, and the liability of the Holder will be in proportion thereto, and provided, further, that so long as the Holder is not the investment adviser to the Corporation, under the terms of any such agreement such liability will be limited to the net amount received by the Holder from the sale of its Registrable Securities pursuant to such registration; and provided, further, that so long as the Holder is not the investment adviser to the Corporation, any such indemnification provided by the Holder shall be limited under the terms of any such agreement to indemnification for information provided by the Holder relating to it specifically for inclusion in the registration statement.
Section 2.1.5    Deferral of Filing.  During any calendar year, the Corporation may defer the filing (but not the preparation) of a registration statement required by this Section 2.1 to after the Required Filing Date if at the time the Corporation receives the Demand Request, the Corporation or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities or actively considering a securities offering by the Corporation or another material transaction, disclosure of which would be required in such registration statement (but would not be required on or before the Required Filing Date if such registration statement were not filed), and the Board of Directors of the Corporation or a committee of the Board of Directors of the Corporation reasonably determines in good faith that such disclosure would have a material adverse effect on the Corporation or its security holders (any such period during which such filing is deferred pursuant to this Section 2.1.5, a “Blackout Period”). The Corporation may only exercise its right to defer a registration statement pursuant to this Section 2.1.5 twice in any calendar year and for no more than 90 calendar days in the aggregate during such calendar year. A deferral of the filing of a registration statement pursuant to Section 2.1.5 shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 2.1.5, the Corporation shall within 10 days of receipt of the Demand Request, deliver to the Holder a certificate signed by an executive officer of the Corporation stating that the Corporation is deferring such filing pursuant to this Section 2.1.5 (subject to execution of a confidentiality agreement if required by law or contract) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the Holder may withdraw such Demand Request by giving notice to the Corporation; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.
Section 2.2    Piggyback Registrations.
Section 2.2.1    Right to Piggyback.  Each time the Corporation proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Corporation or the account of any security holder of the Corporation other than the Holder) (a “Piggyback Registration”), if any Registrable Securities are outstanding at such time the Corporation shall give prompt written notice to the Holder (which notice shall be given not less than 20 days prior to the anticipated filing date of the first preliminary prospectus related to such registration of equity securities), which notice shall offer the Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2.2 hereof. If the Holder desires to have its Registrable Securities included in such registration statement, it shall so advise the Corporation in writing (stating the number of shares desired to be registered) within 7 days after the date of such notice from the Corporation. The Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Corporation of such withdrawal. The Corporation shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Corporation may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.
Section 2.2.2    Priority on Piggyback Registrations.
(i)    If a Piggyback Registration relates to an underwritten offering and was initiated by the Corporation, the Corporation shall include in such registration statement (a) first, the securities the Corporation proposes to sell, (b) second, if and to the extent the managing underwriter or underwriters advise the Corporation that the inclusion thereof will not prevent the sale of the securities described in clause (a) in an orderly manner at a price acceptable to the Corporation, the Registrable Securities requested to be included in such registration pursuant to Section 2.2.1, and (c) third, if and to the extent the managing underwriter or underwriters advise the Corporation that the inclusion thereof will not prevent the sale of the securities described in clause (a) in an orderly manner at a price acceptable to the Corporation, any other securities.
(ii)    If a Piggyback Registration relates to an underwritten offering and was initiated by a security holder of the Corporation other than the Holder, the Corporation shall include in such registration statement (a) first, the securities requested to be included therein by the security holders requesting such registration, and (b) second, if and to the extent the managing underwriter or underwriters advise the Corporation that the inclusion thereof will not prevent the sale of the securities described in clause (a) in an orderly manner at a price acceptable to the holders of those securities, any Registrable Securities requested to be included in such registration pursuant to Section 2.2.1.
(iii)    The Holder may not participate in any Piggyback Registration hereunder unless it (x) agrees to sell the Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Corporation and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and delivers all opinions, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that the Holder shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (a) the Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of all encumbrances, (b) the Holder’s power and authority to effect such transfer, and (c) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of the Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among any of the other parties to such underwriting arrangements, and the liability of the Holder will be in proportion thereto, and provided, further, that under the terms of any such agreement such liability will be limited to the net amount received by the Holder from the sale of his or its Registrable Securities pursuant to such registration; and provided, further, that any such indemnification provided by the Holder shall be limited under the terms of any such agreement to indemnification for information provided by the Holder relating to it specifically for inclusion in the registration statement.
Section 2.2.3    Selection of Underwriters.  In respect of any Piggyback Registration, the Corporation may select the investment banking firm or firms that will manage the offering and that will participate in any underwriting syndicate.
Section 2.3    Shelf Registration.  The Corporation shall use commercially reasonable efforts to become eligible to use a “shelf” registration statement on Form N-2 pursuant to Rule 415 under the Securities Act (or any successor form, “Form N-2 Shelf”) and, after becoming eligible to use a Form N-2 Shelf, shall use commercially reasonable efforts to remain so eligible. Once the Corporation becomes eligible to use a Form N-2 Shelf (or any successor form), then the Holder may require the Corporation to cause Demand Registrations to be filed on a Form N-2 Shelf (a “Shelf Registration”). If the Corporation is not then eligible under the Securities Act to use a Form N-2 Shelf, Demand Registrations shall be filed on the form for which the Corporation then qualifies. The Holder shall use reasonable efforts to deliver to the Corporation written notice (a “Shelf Notice”) that it intends to effect a sale pursuant to a Shelf Registration stating the number of shares it proposes to sell, the intended sale date and, if applicable, the names of any proposed underwriters, not less than 10 days prior to the proposed date of sale.
Section 2.4    Registration Procedures.  Whenever the Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation will use commercially reasonable efforts to complete the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof within the time periods set forth in this Agreement, and pursuant thereto the Corporation will as promptly as reasonably practicable:
(i)    prepare and file with the SEC with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Corporation will furnish to the Holder copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and the Holder shall have the opportunity to discuss any information contained therein with the Corporation and the Corporation will consider all corrections reasonably requested by the Holder with respect to such information prior to filing any such registration statement or amendment;
(ii)    except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)    in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement and the date of expiration of such Shelf Registration;
(iv)    furnish to the Holder and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any issuer free writing prospectus, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Corporation consents to the use of the prospectus, any amendment or supplement thereto and any issuer free writing prospectus by the Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);
(v)    use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the Holder may reasonably request); use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction), (C) subject itself to taxation in any such jurisdiction or (D) register as a foreign corporation in any such jurisdiction;
(vi)    promptly notify the Holder and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when any such registration statement or any issuer free writing prospectus used in connection therewith, or any related prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to any such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) at any time when a registration statement pursuant to a Demand Registration (other than a Shelf Registration) is effective or during any period covered by a Shelf Notice of the happening of any event which makes any statement made in any such registration statement or related prospectus or issuer free writing prospectus untrue or which requires the making of any changes in such registration statement, prospectus, issuer free writing prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to the Corporation’s right to issue a Suspension Notice, as promptly as practicable thereafter following the expiration of any applicable Suspension Period, prepare and file with the SEC and furnish a supplement or amendment to such prospectus or additional issuer free writing prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(vii)    permit the Holder to participate in the preparation of such registration or comparable statement and to consider the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of the Holder and its counsel should be included;

(viii)    use commercially reasonable efforts to make reasonably available members of management of the Corporation, as selected by the Holder, for such assistance in the selling effort relating to the Registrable Securities covered by such registration as may be reasonably requested by the Holder, including, but not limited to, the participation of such members of the Corporation’s management in live or recorded road show presentations;
(ix)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Corporation’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12 month period beginning with the first day of the Corporation’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12 month period, and which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;
(x)    if reasonably requested by the managing underwriter or the Holder, promptly incorporate in a prospectus supplement or post-effective amendment or prepare an issuer free writing prospectus including such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment or issuer free writing prospectus;
(xi)    as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to the Holder unless available on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR) or any successor system;
(xii)    cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;
(xiii)    promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;
(xiv)    furnish to the Holder and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Corporation, and (B) a comfort letter or comfort letters from the Corporation’s independent registered public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests (each such opinion and comfort letter to be addressed to both the seller and underwriter, if reasonably possible);
(xv)    use commercially reasonable efforts to cause the Registrable Securities included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed;

(xvi)    provide a transfer agent and registrar for all Registrable Securities registered hereunder;
(xvii)    cooperate with the Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;
(xviii)    during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;
(xix)    notify the Holder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;
(xx)    enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration;
(xxi)    advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and
(xxii)    use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement.
Section 2.5    Suspension of Dispositions.  The Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Corporation of the happening of any event of the kind described in Section 2.4(vi)(C), the Holder will forthwith discontinue disposition of Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Corporation that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Corporation, the Holder will deliver to the Corporation all copies, other than permanent file copies then in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice (any such period during which disposition of Registrable Securities is suspended, a “Suspension Period”). In the event the Corporation shall give any such notice, the time period referred to in Section 2.4(ii) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when the Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Corporation shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.
Section 2.6    Registration Expenses.
Section 2.6.1    Demand Registrations.  All reasonable, out-of-pocket fees and expenses incident to any Demand Registration including, without limitation, the Corporation’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Corporation and of printing prospectuses if the printing of prospectuses is requested by the Holder), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Corporation and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Corporation in connection with such registration and any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities will be borne by the Holder.
Section 2.6.2    Piggyback Registrations.  All fees and expenses incident to any Piggyback Registration including, without limitation, the Corporation’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the FINRA, as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Corporation and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Corporation and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Corporation in connection with such registration, and any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities will be borne by the Holder in the Piggyback Registration pro rata on the basis of the number of shares sought to be sold by the Holder in the Piggyback Registration.
Section 2.7    Indemnification.
Section 2.7.1    The Corporation will indemnify and hold harmless the Holder and, in the case of an underwritten offering, each underwriter, their respective partners, members, directors, officers, affiliates and each person, if any, who controls such seller or underwriter, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, preliminary prospectus or any issuer free writing prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such seller for any legal or other expenses reasonably incurred by such seller in connection with investigating or defending any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such seller is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Corporation by the Holder relating to it specifically for use therein; provided, the liability of the Holder will be in proportion to, and will be limited to, the net amount received by the Holder from the sale of Registrable Securities pursuant to such registration statement; provided, however, that the Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, the Holder has furnished in writing to the Corporation information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Corporation.  Any indemnification by the Corporation pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act.
Section 2.7.2    The Holder will severally and not jointly indemnify and hold harmless the Corporation, each of its directors and each of its officers who signs a registration statement and each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, preliminary prospectus or any issuer free writing prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation by the Holder relating to it specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.
Section 2.7.3    Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 2.7.1 or Section 2.7.2, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 2.7.1 or Section 2.7.2 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 2.7.1 or Section 2.7.2. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 2.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
Section 2.7.4    If the indemnification provided for in this Section 2.7 is unavailable or insufficient to hold harmless an indemnified party under Section 2.7.1 or Section 2.7.2 although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.7.1 or Section 2.7.2 (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other as well as any other relevant equitable considerations. In connection with any registration statement filed with the SEC by the Corporation, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of securities registered thereunder (before deducting expenses) received by the indemnifying party bear to the aggregate public offering price of the securities registered thereunder. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.7.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 2.7.4. Notwithstanding the provisions of this Section 2.7.4, the Holder shall not be required to contribute an amount greater than the dollar amount by which the net proceeds received by the Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7.1 and Section 2.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7.4 subject, in the case of the Holder, to the limited dollar amounts set forth in Section 2.7.2.
Section 2.7.5    The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
Section 2.8    Transfer of Registration Rights.  Any of the rights of the Holder under this Agreement may be assigned, in the discretion of the Holder, without the consent of the Corporation, to any Person who is a transferee of not less than 5% of the Registrable Securities from the Holder; and agrees in writing to be subject to and bound by all the terms and conditions of this Agreement but no such assignment will relieve the assigning Holder of liability based on any action or occurrence prior to the assignment.
Section 2.9    Rule 144.  The Corporation will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, will, upon the request of the Holder, make publicly available other information) and will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable written request of the Holder, the Corporation will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of the Holder, deliver to the Holder a certificate, signed by the Corporation’s principal financial officer, stating (a) the Corporation’s name, address and telephone number (including area code), (b) the Corporation’s Internal Revenue Service identification number, (c) the Corporation’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Corporation, and (e) whether the Corporation has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.
Section 2.10    Preservation of Rights.  The Corporation will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holder in this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1    Notices.  Any notice, instruction, direction or demand required under the terms of this Agreement shall be in writing and shall be duly given upon delivery, if delivered by hand, or internationally recognized overnight courier (with postage prepaid), to the following addresses:
If to the Corporation, to:
TCG BDC, Inc.
520 Madison Avenue, 40th Floor
New York, New York 10022

Attention: Joshua Lefkowitz, Managing Director
Email: Joshua.Lefkowitz@carlyle.com
With a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: William G. Farrar
Email: farrarw@sullcrom.com
or to such other addresses or telecopy numbers
as may be specified by like notice to the other parties.
If to the Holder, to:
Carlyle Investment Management L.L.C.
520 Madison Avenue, 40th Floor
New York, New York 10022
Attention: General Counsel
Email: Joshua.Lefkowitz@carlyle.com
With a copy to (which shall not constitute notice):
Simpson, Thacher & Barlett LLP
900 G Street, N.W.
Washington, D.C. 20001
Attention: Rajib Chanda
Email: Rajib.Chanda@STBlaw.com
or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.
Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
Failure to mail a notice or communication to the Holder or any defect in it shall not affect its sufficiency with respect to the Holder. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 3.2    Authority.  Each of the parties hereto represents on behalf of itself as follows: (i) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.
Section 3.3    Governing Law.
Section 3.3.1    This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

Section 3.3.2    Each party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Supreme Court of the State of New York sitting in New York County (the “New York Courts”) for any legal action or other legal proceeding arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated thereby (and agrees not to commence any legal action or other legal proceeding relating thereto except in such courts), including to enforce any settlement, order or award. Each party hereto:
(i)    consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.1 is reasonably calculated to give actual notice;
(ii)    agrees that the New York Courts shall be deemed to be a convenient forum; and
(iii)    waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the New York Courts that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.
Section 3.3.3    In the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party (as determined by the court) shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before the New York Courts.
Section 3.3.4    Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any legal action or other legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers set forth in this Section 3.3.4.
Section 3.4    Remedies.  The Holder, in addition to being entitled to exercise all rights provided to it herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.
Section 3.5    Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Corporation, the Holder, and their respective successors and assigns.
Section 3.6    Severability.  Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.7    Waivers.  A provision of this Agreement may be waived only by a writing signed by the party or parties intended to be bound by the waiver. A party is not prevented from enforcing any right, remedy or condition in the party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.
Section 3.8    Amendment.  This Agreement may not be amended or modified in any respect except by a written agreement signed by the Corporation and the Holder.
Section 3.9    Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.
Section 3.10    Counterparts.  This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party.  Each party need not sign the same counterpart.
Section 3.11    Construction and Interpretation.  When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary.  Whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation”.  The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified.  The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter.  Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.  A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.  If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  No prior draft of this Agreement will be used in the interpretation or construction of this Agreement.  The parties intend that each provision of this Agreement will be given full separate and independent effect.  Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).  Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement.  References to documents includes electronic communications.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

TCG BDC, INC.

By:	/s/ Linda Pace
Name: Linda Pace
Title: CEO

Carlyle Investment Management L.L.C.

By:	/s/ Curtis L. Buser
Name: Curtis L. Buser
Title: Chief Financial Officer and Managing Director

Signature page to the Registration Rights Agreement